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                            SETTLEMENT AGREEMENT
                                     AND
                           MUTUAL GENERAL RELEASE


     This Settlement Agreement and Mutual General Release ("Agreement") is entered into by and between Donald Yee ("Yee") and Sheung K. Yee (collectively "Yees"), Capital Reserve Corporation, a Colorado Corporation and its subsidiaries (the "Corporation"); and Ralph Newton ("Newton") collectively the "Parties".

     WHEREAS, Yee has entered into certain transactions involving the Corporation, its subsidiaries and Ralph Newton, including but not limited to a stock exchange agreement; loans; promissory notes and Termination Agreement, and;

     WHEREAS, Yee served at various times as an officer, director and employee of the Corporation, and was a party to a Termination Agreement of December 1992, and;

     WHEREAS, Yee has made demand upon the Corporation and Newton concerning certain disputes and claims, and;

     WHEREAS, the Parties have, through settlement negotiations, determined that it is not in the Parties' best interest to adjudicate the matters which gave rise to the differences between them, and wish to enter into a full and final settlement of all matters which could have been adjudicated by them without further cost or expense and without any findings of fact or conclusions of law.

     NOW THEREFORE, in consideration of the promises, mutual general release, relinquishment of certain legal rights, payment of the sums set forth in herein and other good and valuable consideration which is hereby acknowledged, the Parties hereby agree as follows:

1. It is stipulated and agreed by the Parties that this matter shall be fully and finally settled upon the following terms:

     A. Yees shall be paid a total of $128,000 by way of two (2) checks drawn on the trust account of Alexander Law Firm, P.C. in the amount of $117,000.00 and $11,000.00 respectively, in full and complete settlement of all of Yees' claims. Such monies shall be paid on or before the 25th day of August, 1995.

          i. Yees shall be paid $117,000.00 as sole and complete payment for any and all claims released by Yees under paragraph 2 herein relating to the Stock Exchange Agreement, Addenda and Supple-ments thereto, notes or other


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               related agreements of whatever kind and nature.

         ii. Donald Yee shall be paid $11,000.00 as sole and complete payment for any and all claims released by Yee, under paragraph 2 herein, relating in any way to his employment by the Corporation or the December 1992 Termination Agreement.

     B. Each party shall be and remain responsible for its own costs and attorney's fees.

     C. Yees agree to return to the treasury of the Corporation 333,334 shares of stock of Capital Reserve Corporation at the time of the payment of $128,000.00 and hereby warrant that they do not own any other shares of stock in the Corporation.

     D. The Parties agree that this Agreement is for the purpose of effecting an amicable end to all disputes between the Parties and that this Agreement may not be construed in any manner as an admission of liability or wrongdoing on the part of any Parties to this Agreement, which wrongdoing all Parties specifically deny.

     E. Yee agrees to and has executed, as demonstrated by EXHIBIT A attached hereto, an affidavit swearing and affirming to the authenticity and veracity of the statements contained therein concerning certain transactions surrounding the 1988 Stock Exchange Agreement which gave rise to certain of the disagreements between the Parties.

     F. The Parties agree that all tax consequences arising from this Agreement shall be the sole responsibility of the party paying and the party receiving any benefit or proceeds by any act of this Agreement which may be deemed by the Internal Revenue Service to be a taxable event and no party has made any representation to the other regarding the taxation consequences of this Agreement.

2. In consideration of the release contained herein and the total sum of $128,000.00, the receipt and sufficiency of which is hereby acknowledged, Yees, for themselves and their successors and assigns, hereby fully and forever release and discharge the Corporation and Newton, their successors, assigns, heirs, personal representatives, employees, officers, directors, agents and their counsel ("Releasees") from any and all claims, demands, obligations, actions, liabilities and damages of every kind and nature whatsoever, in law or in equity, whether known or unknown to them, which they may have against Releasees, by reason of any act or omission by them in any capacity, from January 1, 1988, including, without limitation, those arising from or based upon any transaction arising from a Stock Exchange Agreement dated April 28, 1988, its amendments, supplements, and addenda thereto, any loan agreements or trust agreements, Termination Agreement or other contractual or fiduciary relationships between the parties hereto, for any claims for damages asserted or which could have been asserted by Yees against Releasees as well as any acts which any Releasees, may have performed or failed to perform in their capacity as counsel to the Corporation and its subsidiaries or as members of the Board of Directors

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of the Corporation and its subsidiaries, and arising from or based upon any activities in connection with the Corporation and its subsidiaries.

3. In consideration of the release contained herein, and the return to the corporate treasury of 33,334 shares of Corporation stock, the sufficiency of which is hereby acknowledged, the Corporation and Newton for themselves, their employees, officers, directors, agents, counsel, heirs, personal representatives, successors and assigns, hereby fully and forever release and discharge Yees and their heirs and personal representatives, successors and assigns from any and all claims, demands, obligations, actions, liabilities, and damages of any kind and nature whatsoever in law or equity whether known or unknown to them which they may have against Yees by any act or omission by Yees in any capacity from January 1, 1988, including without limitation those arising from or based upon the Stock Exchange Agreement dated April 28, 1988, its Amendments, Supplements or Addenda thereto, or based upon Yee's employment by the Corporation and by his acting as an officer and director of the Corporation and its subsidiaries.

4. The Parties warrant that no assignment or transfer of any claim released herein has occurred and agree to indemnify and hold harmless the other from any released claim brought by any third party whether by way of assignment, transfer or otherwise.

5. The Parties agree that the terms and conditions of this Agreement are contractual in nature and shall be enforceable in an action at law. Any proceedings necessary to enforce the terms of this Agreement shall be resolved by way of binding arbitration. The final resolution of the arbitrator(s) shall be binding on all Parties to this Agreement. In the event that any Party is required to enforce any of the terms or provisions of this Agreement, the prevailing Party shall be entitled to recover all costs and reasonable attorney's fees related to such action.

6. If any judicial body determines that any provision, paragraph, sentence or sub part of this Agreement is invalid, that provision, paragraph, sentence or sub part shall be severable from the remainder of this Agreement and shall not affect the validity of the remaining portions of this Agreement.

7. This Agreement constitutes the entire agreement between the Parties and may not be amended unless in writing and signed by all parties hereto.

8. All Parties confirm that they have fully read and understand this Agreement and enter into same voluntarily and have consulted with legal counsel of their own choosing as they deem necessary.

9. This Agreement may be signed in counterparts which shall collectively represent the agreement of all the Parties.

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     IN WITNESS WHEREOF, this instrument was executed this 21st day of
August, 1995.

/s/ Donald Yee                         /s/ Ralph Newton
__________________________________     __________________________________
    Donald Yee                             Ralph Newton


/s/ Sheung K. Yee                      CAPITAL RESERVE CORPORATION
__________________________________
    Sheung K. Yee                      By: /s/ Ralph Newton
                                           _______________________________
                                       Its: President
                                           ______________________________


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